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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Bowater Incorporated:

We consent to incorporation by reference in the following Registration Statements, of our reports dated February 16, 2001, relating to the consolidated balance sheet of Bowater Incorporated and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 2000, and related schedule, which reports are incorporated by reference or included in the December 31, 2000, annual report on Form 10-K of Bowater Incorporated:

                                                                         Filing
Form S-1                                                                  Date
--------                                                                 ------
No. 33-2444    -  Dividend Reinvestment and Stock Purchase Plan of
                  Bowater Incorporated                                 12/27/85
Form S-3
--------
No. 333-57839  -  Bowater Incorporated common stock offered
                  in exchange for Exchangeable shares of Bowater
                  Canada Inc.                                           6/26/98
Form S-8
--------

No. 33-16277   -  Bowater Southern Hourly Employees'
                  Profit-Sharing Plan                                   8/25/87

No. 33-25166   -  Bowater Incorporated 1988 Stock Incentive Plan       10/27/88

No. 33-50152   -  Bowater Incorporated 1992 Stock Incentive Plan        7/28/92

No. 33-61219   -  The Deferred Compensation Plan for Outside
                  Directors of Bowater Incorporated                     7/21/95

No. 333-00555  -  Bowater Incorporated Salaried Employees'
                  Savings Plan                                          1/30/96

No. 333-02989  -  Bowater Incorporated/Carolina Division Hourly
                  Employees' Savings Plan                               4/30/96

No. 333-41471  -  Bowater Incorporated Salaried Employees'
                  Savings Plan                                          12/4/97

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No. 333-41473  -  Bowater Incorporated 1997 Stock Option Plan           12/4/97

No. 333-41475  -  Bowater Incorporated/Coated Papers and Pulp
                  Division Hourly Employees' Savings Plan               12/4/97

No. 333-84161  -  Bowater Incorporated Salaried Employees'
                  Savings Plan                                          7/30/99

No. 333-84163  -  Bowater Incorporated Savings Plan for Certain
                  Hourly Employees                                      7/30/99

No. 333-84171  -  Bowater Incorporated/Coated Papers and Pulp
                  Division Hourly Employees' Savings Plan               7/30/99




                                             /s/ KPMG LLP

                                                 KPMG LLP

Greenville, South Carolina
March 20, 2001